                                           TRANSFER AGENCY AND SERVICE AGREEMENT
                                           -------------------------------------

AGREEMENT  made  as of the  day  of  ____,  2001,  by  and  between  AMERICAN  SKANDIA  ADVISOR  FUNDS,  INC.,  a  Maryland
Corporation,  having its principal office and place of business at One Corporate  Drive,  Shelton,  Connecticut  06484 (the
"Fund"),  and AMERICAN  SKANDIA FUND  SERVICES,  INC., a Delaware  Corporation,  having its  principal  office and place of business at One Corporate Drive, Shelton, Connecticut 06484 ("ASFS").

WHEREAS,  the Fund is an open-end  management  investment  company registered under the Investment Company Act of 1940 that is authorized to issue shares in separate series, with each such series  representing  interests in a separate portfolio of securities  and other assets (each such series,  together with all other series  subsequently  established  by the Fund and made subject to this Agreement in accordance with Article 10, being herein referred to as a "Portfolio",  and  collectively as the "Portfolios"); and

WHEREAS, ASFS is registered as a transfer agent under the Securities Exchange Act of 1934; and

WHEREAS,  the Fund  desires  to appoint  ASFS as its  transfer  agent,  dividend  disbursing  agent,  custodian  of certain retirement plans and agent in connection with certain other activities and ASFS desires to accept such appointment; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

l.         Terms of Appointment; Duties of ASFS
           ------------------------------------

1.1      Subject to the terms and conditions set forth in this  Agreement,  the Fund, on behalf of the  Portfolios,  hereby employs  and  appoints  the ASFS to act as,  and ASFS  agrees  to act as,  its  transfer  agent  for the  Fund's authorized and issued shares of its common stock,  $.001 par value,  ("Shares"),  dividend  disbursing  agent in respect of the Shares,  custodian of certain  retirement  plans and agent in connection  with any  accumulation, open-acount  or  similar  plans  provided  to  shareholders  of each of the  respective  Portfolios  of the Fund
           ("Shareholders")  and set out in the currently  effective  prospectus  and  statement of additional  information
           ("prospectus")  of the Fund on behalf of the applicable  Portfolio,  including  without  limitation any periodic investment plan or periodic withdrawal program.

1.2      Subject to the terms and conditions set forth in this  Agreement,  the Fund, on behalf of the  Portfolios,  hereby authorizes ASFS to subcontract for the performance of its obligations and duties hereunder in whole or in part.

1.3      ASFS agrees that it will perform the following services:

           (a)      In accordance with procedures  established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable, and ASFS, ASFS shall:

                    (i)     receive for  acceptance,  orders for the purchase of Shares,  and promptly  deliver payment and appropriate  documentation  thereof to the  Custodian  of the Fund  authorized  pursuant to the
                            Articles of Incorporation of the Fund (the "Custodian");

                    (ii)    pursuant to purchase  orders,  issue the  appropriate  number of Shares and hold such Shares in the appropriate Shareholder account;

                    (iii)   Receive  for  acceptance   redemption  requests  and  redemption  directions  and  deliver  the appropriate documentation thereof to the Custodian;

                    (iv)    In  respect  to the  transactions  in items  (i),  (ii) and  (iii)  above  ASFS  shall  execute transactions directly with broker-dealers authorized by the Fund;

                    (v)      At the  appropriate  time as and when it  receives  monies  paid to it by the  Custodian  with respect to any redemption,  pay over or cause to be paid over in the  appropriate  manner such monies as instructed by the redeeming Shareholders;

                    (vi)     Effect  transfers of Shares by the  registered  owners  thereof  upon  receipt of  appropriate instructions;

                    (vii)    Effect  conversions of Shares in accordance with the Articles of Incorporation  and prospectus of the Fund

                    (viii)   Prepare and transmit payments for dividends and  distributions  declared by the Fund on behalf of the applicable Portfolio:

                    (ix)     Issue  replacement  certificates for those  certificates  alleged to have been lost, stolen or destroyed upon receipt by ASFS of  indemnification  satisfactory  to ASFS and protecting  ASFS and the  Fund,  and  ASFS at its  option,  may  issues  replacement  certificates  in place of mutilated stock certificates upon presentation thereof and without such indemnity;

                    (x)      Maintain  records of account for and advise the Fund and its Shareholders as to the foregoing;
                             and

(xi)     Record the  issuance  of shares of the Fund and  maintain  pursuant to SEC Rule  17Ad-10(e)  a record of the total number of shares of the Fund  which are  authorized,  based  upon data  provided  to it by the
                             Fund,  and issued and  outstanding.  ASFS shall also provide the Fund on a regular  basis with the total number of shares which are authorized and issued and  outstanding  and shall have no obligation,  when recording the issuance of shares,  to monitor the issuance of such shares or to take  cognizance of any laws  relating to the issue or sale of such shares,  which shall be the sole repsonibility of the Fund.

           (b)   In addition to and neither in lieu nor in  contravention  of the services set forth in the above paragraph
                 (a), ASFS shall:  (i) perform the  customary  services of a transfer  agent,  dividend  disbursing  agent,
                 custodian  of  certain  retirement  plans  and  as  relevant,   agent  in  connection  with  accumulation,
                 open-account  or similar plans  (including  without  limitation any periodic  investment  plan or periodic withdrawal  program),  including  but not limited to:  maintaining  all  Shareholder  accounts,  preparing
                 Shareholder  meeting  lists,  mailing  Shareholder  reports  and  prospectuses  to  current  Shareholders, withholding  taxes on U.S.  resident and non-resident  alien accounts,  preparing and filing U.S. Treasury
                 Department Forms 1099 and other  appropriate forms required with respect to dividends and distributions by federal  authroities  for all  Sahreholders,  preparing and mailing  confirmation  forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable  transactions in
                 Shareholder  accounts,  preparing  and  mailing  activity  statements  for  Shareholders,   and  providing
                 Shareholder  account  information  and (ii)  provide a system  which will  enable the Fund to monitor  the total number of Shares sold in each State.

           (c)   In addition,  the Fund shall (i) identify to ASFS in writing those  confirmations and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the  establishment  of  transactions  for each State on the system prior to activation  and  thereafter  monitor the daily  activity for each State.
                 The  responsibility  of ASFS for the Fund's blue sky State  registration  status is solely  limited to the initial  establishment  of  transactions  subject to blue sky  compliance by the Fund and the reporting of such transactions to the Fund as provided above.

(d)      Procedures as to who shall provide certain of these services in Section 1 may be established  from time to time by agreement  between  the Fund on  behalf  of each  Portfolio  and ASFS.  ASFS may at times  perform  only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.

           (e)   ASFS shall  provide  additional  services on behalf of the Fund which may be agreed  upon in writing  from time to time between the Fund and ASFS.

2.         Fees and Expenses
           -----------------

2.1        For the performance by ASFS pursuant to this  Agreement,  the Fund agrees on behalf of each of the Portfolios to pay ASFS  such  fees as set out in the  initial  fee  schedule  attached  hereto.  Such  fees and  out-of-pocket expenses  and  advances  identified  under  Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and ASFS.

2.2        In addition  to the fee paid under  Section 2.1 above,  the Fund agrees on behalf of each of the  Portfolios  to reimburse  ASFS for  out-of-pocket  expenses,  including  but not  limited  to  postage,  telephone,  microfilm, microfiche,  records storage,  or advances  incurred by ASFS for the items set out in the fee schedule  attached hereto.  In  addition,  any other  expenses  incurred by ASFS at the request or with the written  consent of the
           Fund, will be reimbursed by the Fund on behalf of the applicable Portfolio.

3.         Representations and Warranties of ASFS
           --------------------------------------

ASFS represents and warrants to the Fund that:

3.1        It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

3.2        It is duly qualified to carry on its business in all jurisdictions in which such qualification is required.

3.3        It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

3.4        All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.5        It has and will  continue to have access to the  necessary  facilities,  equipment  and personnel to perform its duties and obligations under this Agreement.

4.         Representations and Warranties of the Fund
           ------------------------------------------

The Fund represents and warrants to ASFS that:

4.1        It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland

4.2        It is  empowered  under  applicable  laws and by its  Articles  of  Incorporation  and By-Laws to enter into and perform this Agreement.

4.3        All corporate  proceedings  required by said Articles of Incorporation  and By-Laws have been taken to authorize it to enter into and perform this Agreement.

4.4        It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

4.5      A  registration  statement  under the  Securities  Act of 1933, as amended on behalf of each of the  Portfolios is currently  effective and will remain effective,  and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

5.         Wire Transfer Operating Guidelines/Articles 4A of the Uniform Commercial Code
           -------------------------------------------------------------------------------

5.1        ASFS is authorized to promptly  debit the  appropriate  Fund  account(s)  upon the receipt of a payment order in compliance  with the selected  security  procedure (the "Security  Procedure")  chosen for funds transfer and in the amount of money that ASFS has been  instructed to transfer.  ASFS shall execute payment orders in compliance with the Security  Procedure and with the Fund  instructions  on the  execution  date provided that such payment order is received by the customary  deadline for processing  such a request,  unless the payment order specifies a later time. All payment orders and  communications  received after this the customary  deadline will be deemed to have been received the next business day.

5.2        The Fund acknowledges  that the Security  Procedure it has designated on the Fund Selection Form was selected by the Fund from security  procedures  offered by ASFS. The Fund shall restrict access to confidential  information relating to the Security  Procedure to  authorized  persons as  communicated  to ASFS in writing.  The Fund must notify  ASFS  immediately  if it has reason to believe  unauthorized  persons may have  obtained  access to such information  or of any change in the Fund's  authorized  personnel.  ASFS shall verify the  authenticity  of all
           Fund instructions according to the Security Procedure.

5.3        ASFS shall process all payment  orders on the basis of the account  number  contained in the payment  order.  In the event of a discrepancy  between any name indicated on the payment order and the account number,  the account number shall take precedence and govern.

5.4        ASFS reserves the right to decline to process or delay the  processing of a payment order which (a) is in excess of the collected  balance in the account to be charged at the time of the ASFS'  receipt of such payment  order;
           (b) if  initiating  such  payment  order  would  cause  ASFS,  in ASFS' sole  judgement,  to exceed any  volume, aggregate  dollar,  network,  time,  credit or similar  limits which are  applicable to ASFS; or (c) if ASFS, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5.5      ASFS shall use reasonable efforts to act on all authorized  requests to cancel or amend payment orders received in compliance  with the Security  Procedure  provided that such requests are received in a timely manner  affording
           ASFS  reasonable  opportunity  to act.  However,  ASFS  assumes no  liability  if the request for  amendment  or cancellation cannot be satisfied.

5.6        ASFS shall  assume no  responsibility  for failure to detect any  erroneous  payment  order  provided  that ASFS complies with the payment order  instructions  as received and ASFS  complies with the Security  Procedure.  The
           Security  Procedure  is  established  for the  purpose of  authenticating  payment  orders  only and not for the detection  of errors in payment orders.

5.7        ASFS  shall  assume  no  responsibility  for  lost  interest  with  respect  to  the  refundable  amount  of any unauthorized  payment order,  unless ASFS is notified of the unauthorized  payment order within thirty (30) days or  notification by ASFS of the acceptance of such payment order.  In no event  (including  failure to execute a payment  order)  shall ASFS be liable for special,  indirect or  consequential  damages,  even if advised of the possibility of such damages.

5.8        When the Fund  initiates  or  receives  Automated  Clearing  House  credit and debit  entries  pursuant to these guidelines and the rules of the National  Automated  Clearing  House  Association  and the New England  Clearing
           House  Association,  ASFS  will  act  as  an  Originating  Depository  Financial  Institution  and/or  receiving depository  Financial  Institution,  as the case may be, with  respect to such  entries.  Credits  given by ASFS with respect to an ACH credit entry are  provisional  until ASFS receives  final  settlement for such entry from the Federal  Reserve  Bank.  If ASFS does not  receive  such final  settlement,  the Fund agrees that ASFS shall receive a refund  of the  amount  credited  to the Fund in  connection  with such  entry,  and the party  making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

5.9        Confirmation  of ASFS'  execution of payment orders shall  ordinarily be provided  within twenty four (24) hours notice of which may be delivered through ASFS' proprietary  information  systems,  or by facsimile or call-back.
           Fund must report any objections to the execution of an order within thirty (30) days.

6.         Data Access and Proprietary Information
           ---------------------------------------

6.1        The Fund acknowledges and ASFS hereby represents that the data bases, computer programs,  screen formats, report formats,  interactive design techniques,  and documentation  manuals furnished to the Fund by ASFS or its agents as part of the Fund's ability to access certain  Fund-related  data ("Customer Data") maintained by ASFS on data bases  under the  control  and  ownership  of ASFS or other third  party  ("Data  Access  Services")  constitute copyrighted,  trade secret,  or other  proprietary  information  (collectively,  "Proprietary  Information")  of substantial  value to ASFS or other third party.  In no event shall  Proprietary  Information be deemed Customer
           Data.  The Fund agrees to treat all  Proprietary  Information  as proprietary to ASFS and further agrees that it shall not  voluntarily  divulge  any  Proprietary  Information  to any person or  organization  except as may be provided  hereunder or as may be required by law.  Without  limiting the  foregoing,  the Fund agrees for itself and its employees and agents:

(a)      to access  Customer  Data solely from  locations as may be  designated in writing by ASFS and solely in accordance with the ASFS' applicable user documentation;

           (b)      to refrain from copying or duplicating in any way the Proprietary Information;

           (c)      to refrain from obtaining  unauthorized  access to any portion of the Proprietary  Information,  and if such access is  inadvertently  obtained,  to inform in a timely manner of such fact and dispose of such information in accordance with the ASFS' instructions;

           (d)      to refrain from causing or allowing the data acquired  hereunder from being  retransmitted to any other computer facility or other location, except with the prior written consent of ASFS;

           (e)      that the Fund shall have access only to those authorized transactions agreed upon by the parties;

           (f)      to honor all  reasonable  written  requests made by ASFS to protect at ASFS' expense the rights of ASFS or its agents in Proprietary  Information  at common law,  under federal  copyright law and under other federal or state law.

Each party shall take  reasonable  efforts to advise its  employees  of their  obligations  pursuant to this Section 6. The obligations of this Section shall survive any earlier termination of this Agreement.

6.2        If the Fund notifies ASFS that any of the Data Access  Services do not operate in material  compliance  with the most recently  issued user  documentation  for such services,  ASFS shall endeavor in a timely manner to correct such failure.  Organizations  from which ASFS may obtain  certain data included in the Data Access  Services are solely  responsible  for the contents of such data and the Fund agrees to make no claim against ASFS arising out of the contents of such  third-party  data,  including,  but not limited to, the accuracy  thereof.  DATA ACCESS
           SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE  SPECIFICATIONS USED IN CONNECTION  THEREWITH ARE PROVIDED ON AN
           AS IS, AS AVAILABLE  BASIS.  ASFS  EXPRESSLY  DISCLAIMS  ALL  WARRANTIES  EXCEPT THOSE  EXPRESSLY  STATED HEREIN
           INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.3        If the transactions  available to the Fund include the ability to originate  electronic  instructions to ASFS in order to (i) effect the  transfer or  movement of cash or Shares or (ii)  transmit  Shareholder  information  or other  information,  then in such event ASFS shall be entitled to rely on the validity and  authenticity of such instruction  without  undertaking  any further  inquiry as long as such  instruction is undertaken in conformity with security procedures established by ASFS from time to time.

7.         Indemnification
           ---------------

7.1        ASFS shall not be responsible for, and the Fund shall on behalf of the applicable  Portfolio  indemnify and hold
           ASFS harmless from and against, any and all losses,  damages, costs, charges,  counsel fees, payments,  expenses and liability arising out of or attributable to:

           (a)      All actions of ASFS or its agents or  subcontractors  required to be taken pursuant to this  Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

           (b)      Any breach of any  representation  or  warranty  of the Fund  hereunder  involving  lack of good faith, negligence or willful misconduct by the Fund or its agents other than ASFS.

           (c)      The reliance on or use by ASFS or its agents or  subcontractors of information,  records,  documents or services which (i) are received by ASFS or its agents or  subcontractors,  and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund.

           (d)      The reliance on, or the carrying out by ASFS or its agents or  subcontractors  of any  instructions  or requests of the Fund on behalf of the applicable Portfolio.

           (e)      The offer or sale of Shares in  violation  of any  requirement  under the  federal  securities  laws or regulations or the  securities  laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other  determination  or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

7.2      At any time ASFS may apply to any officer of the Fund for  instructions,  and may consult with legal  counsel with respect to any matter arising in connection  with the services to be performed by ASFS under this  Agreement,  and
         ASFS and its agents or  subcontractors  shall not be liable and shall be  indemnified by the Fund on behalf of the applicable  Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel.  ASFS, its agents and subcontractors  shall be protected and indemnified in acting upon any paper or document,  reasonably  believed to be genuine and to have been signed by the proper person or persons,  or upon any instruction,  information, data, records or documents,  reasonably believed to be genuine, provided to ASFS or its agents or  subcontractors  by machine readable input,  telex, CRT data entry or other similar means authorized by the Fund,  and shall not be held to have  notice of any change of  authority  of any person,  until  receipt of written notice thereof from the Fund.

7.3        In order that the  indemnification  provisions  contained in this Section 7 shall apply, upon the assertion of a claim for which the Fund may be  required  to  indemnify  ASFS,  ASFS  shall  promptly  notify  the Fund of such assertion,  and shall keep the Fund advised with respect to all  developments  concerning  such claim.  The Fund shall have the option to  participate  with ASFS in the defense of such claim or to defend against said claim in its own name or in the name of ASFS.  ASFS  shall in no case  confess  any claim or make any  compromise  in any case in which the Fund may be required to indemnify ASFS except with the Fund's prior written consent.

8.         Standard of Care
           ----------------

8.1        ASFS shall at all times act in good faith and agrees to use its best efforts within  reasonable limits to insure the  accuracy of all  services  performed  under this  Agreement,  but shall be liable for loss or damage due to errors  only if said  errors  are caused by its  negligence,  bad faith,  or willful  misconduct  or that of its employees and otherwise shall not be held responsible or liable.

8.2        If the Fund suffers a loss for which ASFS is liable under  section 8.1 hereunder  ASFS's  obligation to the Fund shall include the Fund's counsel fees and expenses directly arising out of or attributable to such liability.

9.         Covenants of the Fund and ASFS
           ------------------------------

9.1        The Fund shall on behalf of each of the Portfolios promptly furnish to ASFS the following:

           (a)      A certified copy of the resolution of the Board of Directors of the Fund  authorizing  the  appointment of ASFS and the execution and delivery of this Agreement.

           (b)      A copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto.

9.2        ASFS shall keep records  relating to the services to be  performed  hereunder,  in the form and manner as it may deem  advisable.  To the extent  required by Section 31 of the Investment  Company Act of 1940, as amended,  and the Rules thereunder,  ASFS agrees that all such records prepared or maintained by ASFS relating to the services to be  performed  by ASFS  hereunder  are the property of the Fund and will be  preserved,  maintained  and made available in  accordance  with such Section and Rules,  and will be  surrendered  promptly to the Fund on and in accordance with its request.

9.3        The Bank and the Fund agree that all books,  records,  information  and data  pertaining  to the business of the other party which are exchanged or received  pursuant to the  negotiation  or the carrying out of this Agreement shall  remain  confidential,  and shall not be  voluntarily  disclosed  to any  other  person,  except as may be required by law.

9.4        In case of any requests or demands for the inspection of the Shareholder  records of the Fund, ASFS will use its best efforts to notify the Fund and to secure  instructions  from an  authorized  officer of the Fund as to such inspection.  ASFS reserves the right,  however,  to exhibit the Shareholder records to any person whenever it is advised by its counsel  that it may be held liable for the  failure to exhibit the  Shareholder  records to such person.

10.        Termination of Agreement
           ------------------------

10.1       This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

10.2       Should the Fund exercise its right to terminate,  all  out-of-pocket  expenses  associated  with the movement of records and material  will be borne by the Fund on behalf of the  applicable  Portfolio(s).  Additionally,  ASFS reserves the right to charge for any other reasonable expenses associated with such termination.

11.        Additional Funds
           ----------------

           In the event that the Fund  establishes  one or more series of Shares in addition to the Portfolios with respect to which it desires to have ASFS render  services as transfer  agent under the terms hereof,  it shall so notify
           ASFS in writing at least  forty-five  (45) days prior to the anticipated  effective date of the new series,  and unless ASFS responds in writing  within  thirty (30) days of such  anticipated  effective  date that it does not wish to provide such services, such series of Shares shall become a Portfolio hereunder.

12.        Assignment
           ----------

12.1       Neither this  Agreement  nor any rights or  obligations  hereunder  may be assigned by either party  without the written consent of the other party.

12.2       This  Agreement  shall inure to the benefit of and be binding  upon the parties and their  respective  permitted successors and assigns.

13.        Amendment
           ---------

           This  Agreement  may be amended or modified by a written  agreement  executed by both parties and  authorized or approved by a resolution of the Board of Directors of the Fund.

14.        Connecticut Law to Apply
           ------------------------

           This Agreement shall be construed and the provisions  thereof  interpreted under and in accordance with the laws of the State of Connecticut.

15.        Force Majeure
           -------------

           In the event  either party is unable to perform its  obligations  under the terms of this  Agreement  because of acts of God,  strikes,  equipment or  transmission  failure or damage  reasonably  beyond its control,  or other causes  reasonably  beyond its control,  such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

16.        Consequential Damages
           ---------------------

           Neither  party to this  Agreement  shall be liable  to the  other  party  for  consequential  damages  under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

17.        Merger of Agreement
           -------------------

           This Agreement  constitutes the entire  agreement  between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

18.        Counterparts
           ------------

           This  Agreement  may be  executed  by the  parties  hereto  on any  number  of  counterparts,  and  all of  said counterparts taken together shall be deemed to constitute one and the same instrument.

19.        Reproduction of Documents
           -------------------------

           This  Agreement  and all  schedules,  exhibits,  attachments  and  amendments  hereto may be  reproduced  by any photographic,  photostatic,  microfilm,  micro-card,  miniature  photographic  or  other  similar  process.  The parties hereto each agree that any such  reproduction  shall be admissible in evidence as the original itself in any judicial or administrative  proceeding,  whether or not the original is in existence and whether or not such reproduction  was made by a party in the regular  course of  business,  and that any  enlargement,  facsimile or further reproduction shall likewise be admissible in evidence.

IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement  to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                                   AMERICAN SKANDIA ADVISOR FUNDS, INC.

                                                   BY:
                                                      ---------------------------------------------------------------------
-------------------------------------

ATTEST:

                                                   AMERICAN SKANDIA FUND SERVICES, INC.

                                                   BY:
                                                      ---------------------------------------------------------------------
--------------------------------------

ATTEST:

                               American Skandia Advisor Funds/American Skandia Fund Services
                                              Shareholder Servicing Agreement
                                                   Initial Fee Schedule

New Account Set-up                                                     $5.00/each
Manual Transactions                                                    $1.50/each
Telephone Calls                                                        $2.50/each
Correspondence                                                         $1.50/each